PART 1: APPLICATION FOR LIFE INSURANCE TO:
         EQUITABLE VARIABLE LIFE INSURANCE COMPANY (Equitable Variable)
               Home Office: 787 Seventh Avenue, New York, NY 10019


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1. PROPOSED INSURED (Print Name as it is to appear on the policy)
                                                             Please print in ink
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A. Title:  |_| Mr.  |_| Mrs.  |_| Ms.  |_| Miss  |_| Other Title|_|_|_|_|
B. Name:
First: |_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|   Middle: |_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|
Last: |_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|
C. Date of Birth  Mo. |_|_|  Day |_|_|  Yr. |_|_|_|_|
D. Age Nearest Birthday |_|_|
E. Sex  |_| M  |_| F   F. Place of Birth: ______________________________________
G. Soc. Sec. No. |_|_|_|_|_|_|_|_|_|
H. Previous/Other Name(If Applicable) __________________________________________
I. U.S. Citizen?  |_| Yes  |_| No  If No, Country ______________________________
J. Current Occupation(s): (1) Title: ___________________________________________
                          (2) Duties: __________________________________________
                          (3) How Long? ____________
   If less than 1 year at current occupation, give previous in Special Instructions.
K. Residence/Care of: |C|/|O|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|
   Years There? |_|_|
   Current   No. & Street: |_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|
             Apt/Suite/Bldg.: |_|_|_|_|_|
             City: |_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|
             State: |_|_|   Zip +4 Code: |_|_|_|_|_|-|_|_|_|_|
   Previous  No. & Street: _____________________________________________________
             City: ___________________  State: ______  Zip +4 Code: ____________
   (If less than 2 years at current)
L. Tel.: (1) Home     |_|_|_| |_|_|_| |_|_|_|_|
         (2) Business |_|_|_| |_|_|_| |_|_|_|_|
M. Currently employed?  |_| Yes  |_| No  |_| Retired
N. Employer Name: ______________________________________________________________
O. Years Employed: ____________
P. Employer Address:
   No. & Street: _______________________________________________________________
   City: _____________________________  State: ______  Zip +4 Code: ____________

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2. APPLICANT (If not Proposed Insured)
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A. Name:
First: |_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|   Middle: |_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|
Last: |_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|
B. Relationship to Proposed Insured ____________________________________________
C. Date of Birth  Mo. |_|_|  Day |_|_|  Yr. |_|_|_|_|   D. Sex  |_| M  |_| F
E. Place of Birth: ____________________
F. Current Occupation(s): (1) Title ____________________________________________
                          (2) Duties: __________________________________________
   If less than 1 year at current occupation, give previous in Special Instructions.
G. Address: Same as-- |_| Question 1.k Residence or  |_| Question 1.p. Business
    Other:
Residence:  No. & Street: |_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|
            Apt/Suite/Bldg.: |_|_|_|_|_|
            City: |_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|
            State: |_|_|   Zip +4 Code: |_|_|_|_|_|-|_|_|_|_|
Business:   No. & Street: ______________________________________________________
            City: ____________________  State: ______  Zip +4 Code: ____________

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3. POLICYOWNER
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A. THE OWNER IS: (1) |_| Proposed Insured  (2) |_| Applicant
   (3) |_| OTHER:  (A) |_| Individual  (B) |_| Corporation  (C) |_| Partnership
       (D) |_| Trust Dated  Mo. |_|_| Day |_|_| Yr. |_|_|_|_|
       (E) |_| Qualified Plan
       (F) Name of Person
       First |_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|  Middle |_|_|_|_|_|_|_|_|_|_|_|_|
       Last |_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|
       (G) If an individual, indicate:  |_| Mr.  |_| Mrs.  |_| Miss
       |_| Other Title |_|_|_|_|  (H) Relationship to Insured __________________
B. Owner's Mailing Address:  Same as--  |_| Current Residence (1.k.) or
                                        |_| Applicant's Residence (2.g.)
     Other:
   Care of: |C|/|O|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|
            No. & Street: |_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|
            Apt/Suite/Bldg: |_|_|_|_|_|
            City: |_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|
            State: |_|_|   Zip +4 Code: |_|_|_|_|_|-|_|_|_|_|
C. Answer if Policyowner is not Proposed Insured:
   (1) Soc. Sec. or Tax I.D. Number |_|_|_|_|_|_|_|_|_|
   (2) DATE OF BIRTH:  |_| Same as 2.c. or Mo. |_|_|  Day |_|_|  Yr. |_|_|_|_|
   (3) TEL.: |_|_|_| |_|_|_| |_|_|_|_|
D. SUCCESSOR OWNER (if desired)
   Give full name: _____________________________________________________________
   and Relationship to Insured: ________________________________________________
If the Owner or Successor Owner is other than the Proposed Insured, and if all persons so designated die before the Proposed Insured, the Owner will be the estate of the last such person to die, except where the Proposed Insured is a child. In cases where the Proposed Insured is a child and the Applicant is to be the Owner or Successor Owner and the Applicant dies before the insured child, the child will be the Owner unless otherwise designated. In such designation, include Owner's full name and relationship to the child, and the Owner's social security or tax number.

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4. BENEFICIARY FOR INSURANCE ON PROPOSED INSURED.
   Include Full Name and Relationship to Proposed Insured.
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A. Primary Beneficiary(ies):
   (1) Name(s):________________________________ Relationship: __________________
   (2) Name(s):________________________________ Relationship: __________________
B. Contingent Beneficiary(ies):
   (1) Name(s):________________________________ Relationship: __________________
   (2) Name(s):________________________________ Relationship: __________________
NOTE: Unless otherwise requested. the contingent beneficiary will be the surviving children of the Insured in equal shares. If none survive, payment will be made to the Insured's estate. The Beneficiary(ies) under any Term Insurance Rider on any Additional Insured or on a Child will be as stated in those riders, unless otherwise designated in Special Instructions. In any such designation, give full name and relationship of beneficiary(ies) to the Insured.

EV4-200Y  CAT #125751                      NO. A217511                     1


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5. PLAN DESCRIPTION AND PREMIUM PAYMENT METHOD
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A. Plan ________________________________________________________________________
B. Initial Face Amount $________________________________________________________
C. If Modified Premium VLI (Complete only if more than Scheduled Premium. If Billed Premium specified is less than Scheduled Premium, we automatically bill the Scheduled Premium.)
   Billed Premium $_____________________________________________________________
D. If Flexible Premium VLI: (a.) Initial Premium Payment $______________________ (b.) Planned Periodic Payments $_____________________________________________
E. Death Benefit Option:  |_| Option A
                          |_| Option B (B-Plus for Flex. Prem.-IL 2000)
F. Premium Mode:  |_| Annual  |_| Semi-Annual  |_| Quarterly
                  |_| System-Matic (Complete S-M form)
G. |_| Salary Allotment  (1) Unit Name _______________
                         (2) Register Date ___/___/___
   (3) Unit/Sub Unit No. |_|_|_|_|_|_|_|_|_|  (4) Payroll No. __________________
   (5) Allotor's Name ______________________  (6) Allotor's No. ________________
      (if other than Proposed Insured)
H. |_| Military Allotment: Branch __________________  Register Date: ___________
I. INITIAL ALLOCATIONS TO INVESTMENT OPTIONS*

                                                                            For Premiums                   For Deductions
                                                                                      (WHOLE PERCENTAGES ONLY)
    (1) Guaranteed Interest                                                 (1)________%                    (1)________%
    (2) Money Market                                                        (2)________%                    (2)________%
    (3) Intermediate Gov't. Securities                                      (3)________%                    (3)________%
    (4) Short-Term World Income                                             (4)________%                    (4)________%
    (5) High Yield                                                          (5)________%                    (5)________%
    (6) Balanced                                                            (6)________%                    (6)________%
    (7) Common Stock                                                        (7)________%                    (7)________%
    (8) Global                                                              (8)________%                    (8)________%
    (9) Aggressive Stock                                                    (9)________%                    (9)________%
   (10) Asset Allocation Series:                                           (10a.)______%                   (10a.)______%
        a. Conservative Investors                                          (10b.)______%                   (10b.)______%
        b. Growth Investors
   (11) __________________________________                                 (11)________%                   (11)________%
   (12) __________________________________                                 (12)________%                   (12)________%
                                                                               100%                            100%

*Except for initial allocations to Guaranteed Interest, your Policy Account will be allocated according to these percentages on the first business day 20 days after the date of issue of your policy. Before that time, all Policy Account allocations (except to Guaranteed Interest) will be to the Money Market Division. Consult prospectus for investment option information.

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6. OPTIONAL BENEFITS
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A. |_| Accidental Death Benefit* (specify amount) $_____________________________
B. |_| Disability Premium Waiver* (Modified Premium VLI only)
C. |_| Disability - Waiver Monthly Deductions* (Flex Prem-IL 2000 only)
*JUVENILE LIMITATIONS: If applied for, the Accidental Death Benefit is payable only if the Child dies as a result of an accident after the Child's first birthday; the Disability Waiver Benefits are effective only if the Child becomes totally disabled on or after the Child's 5th birthday.
D. |_| Designated Insured Option (Flex Prem/IL 2000 only)**
E. Other _______________________________________________________________________
SURVIVORSHIP VLI RIDERS
F. |_| Option to Split Upon Divorce
G. |_| Estate Protector
TERM RIDERS
H. |_| Renewable Term:
   (1) On Insured $____________ (2) On Add'l Insured** $____________ (Available
       on Modified Premium VLI only)
I. |_| Children's Term** $____________  Units ____________
**If coverage is elected be sure to complete applicable parts of Question 8, and answer Questions 10 through 16 with respect to the Additional, Designated Insured(s) and/or Children for Term Insurance Rider.

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7. COMPLETE FOR PROPOSED ADDITIONAL OR DESIGNATED INSURED(S), CHILDREN'S TERM
RIDER OR JUVENILE INSURANCE Also answer Questions 10 through 16 with respect to Proposed Additional or Designated Insured(s) and/or Children under Children's Term Rider
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A. Title:  |_| Mr.  |_| Mrs.  |_|Ms.  |_| Miss  |_| Other Title |_|_|_|_|
B. Proposed Add'l Insured:
First: |_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|     Middle: |_|_|_|_|_|_|_|_|_|_|_|_|_|_|
Last: |_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|
Date of Birth  Mo. |_|_| Day |_|_| Yr. |_|_|_|_|   Age Nearest Birthday |_|_|
Sex  |_| M  |_| F   Place of Birth: _______________
Soc. Sec. No. |_|_|_|_|_|_|_|_|_|
Previous/Other Name (If Applicable) ____________________________________________
Relationship of Owner to Add'l Insured: ________________________________________
State of Residence: __________
Current Occupation(s): (1) Title: ______________________________________________
(2) Duties: _______________________________________________ How Long? __________
If less than 1 year at current occupation, give previous in Special
Instructions.
C. Proposed Designated Insured (to add others, submit form 180-333D or successor):
First: |_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|     Middle: |_|_|_|_|_|_|_|_|_|_|_|_|_|
Last: |_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|
Date of Birth  Mo. |_|_| Day |_|_| Yr. |_|_|_|_|   Age Nearest Birthday |_|_|
Sex  |_| M  |_| F   Place of Birth: _______________
Soc. Sec. No. |_|_|_|_|_|_|_|_|_|
Previous/Other Name (If Applicable) ____________________________________________
Relationship of Owner to Add'l Insured: ________________________________________
State of Residence: __________
Current Occupation(s): (1) Title: ______________________________________________
(2) Duties: _______________________________________________ How Long? __________
If less than 1 year at current occupation, give previous in Special
Instructions.
D. Children for Term Insurance Rider (Use Special Instructions if more space is needed.)*
First: |_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|     Middle: |_|_|_|_|_|_|_|_|_|_|_|_|_|
Last: |_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|
Date of Birth  Mo. |_|_| Day |_|_| Yr.   Sex  |_| M  |_| F
Relationship to Owner: _________________________________________________________
First: |_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|     Middle: |_|_|_|_|_|_|_|_|_|_|_|_|_|
Last: |_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|
Date of Birth  Mo. |_|_| Day |_|_| Yr.   Sex  |_| M  |_| F
Relationship to Owner: _________________________________________________________
First: |_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|     Middle: |_|_|_|_|_|_|_|_|_|_|_|_|_|
Last: |_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|
Date of Birth  Mo. |_|_| Day |_|_| Yr.   Sex  |_| M  |_| F
Relationship to Owner: _________________________________________________________
*NOTE: To be eligible, children (including stepchildren and legally adopted children) must have reached their 18th birthday. Coverage does not begin until a child is 15 days old.
E. For Juvenile Insurance (Ages 0-14): (1) Will there be more life insurance in effect on this Child than on any other child in the family? |_| Yes |_| No
   If "Yes", explain ___________________________________________________________
   (2) Total Life Insurance in effect on Applicant: $ __________________________

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8. OPAI. COMPLETE IF EXERCISING OPTION TO PURCHASE ADDITIONAL INSURANCE
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A. (1) |_| Regular;  (2) |_| Birth or Adoption; Child's Name __________________;
   Date of Birth or Adoption ____/____/____;   (3) |_| Alternate
B. Existing original policy no. ___________________
C. Option Date ____/____/____
D. Option Amount $_________________________________
E. If applying for Disability Premium Waiver, is Proposed Insured now totally disabled as defined in the Disability Premium Waiver Provision of the original policy indicated above in b.? |_| Yes |_| No
This application is made under a provision in the existing policy indicated in 8.b. above, permitting the purchase of additional individual life insurance (the "Option Provision"). If this application is made within the time allowed and in accordance with the other terms in the Option Provision, including timely payment of the full first premium for the additional insurance, then the additional insurance shall take effect upon the terms of the policy the Insurer would issue. Otherwise, the additional insurance shall not take effect. (Answer Questions 10 through 16 only if evidence of insurability is required in connection with an optional benefit or any excess of the insurance amount applied for over the insurance amount permitted by the Option Provision.)

EV4-200Y                                                                   2

9. SUITABILITY (All VLI Plans)
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A. Have you, the Proposed Insured or the Owner, if other than the Proposed
   Insured, received:
   (1) a prospectus for the policy(ies) applied for?   |_| Yes  |_| No
       Date of prospectus ____/____/____.
       Date of any supplement(s) ____/____/____; ____/____/____; ____/____/____.
   (2) a prospectus for the Hudson River Trust? |_| Yes  |_| No
       Date of prospectus ____/____/____.
       Date of any supplement(s) ____/____/____; ____/____/____; ____/____/____.
   (3) a prospectus for the designated investment company(ies) ________________? |_| Yes |_| No
       Date of prospectus ____/____/____.
       Date of any supplement(s) ____/____/____; ____/____/____; ____/____/____.
B. Do you understand that (i) policy values reflect certain deductions and charges and may increase or decrease depending on credited interest for Guaranteed Interest Division and/or the investment experience of Separate Account Divisions and (ii) the cash value may be subject to a surrender charge, if any, upon policy surrender, lapse or face amount reduction?
   |_| Yes |_| No
C. With this in mind, is (are) the policy(ies) in accord with your insurance and long-term investment objectives and anticipated financial needs?
   |_| Yes |_| No

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OTHER INFORMATION For any "Yes" response, provide full details.
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HAS ANY PERSON PROPOSED FOR INSURANCE:
10. A. Ever had a driver's license suspended or revoked, or within the last 3 years been convicted of 2 or more moving violations or driving under the influence of alcohol or drugs? |_| Yes |_| No (If "Yes", include dates, types of violation, and reason for suspension or revocation.)
    B. Any plans to travel or reside outside the United States?
       |_| Yes  |_| No
    C. Any other life insurance now in effect or application now pending?
       |_| Yes  |_| No
      (Give companies and amounts and policy numbers if Equitable.)
    D. Been disabled for 2 or more weeks within the last 2 years?
       |_| Yes  |_| No
11. A. In the last year flown other than as a passenger or plan to do so?
       |_| Yes  |_| No
       If "Yes", enter total flying time at present _________ hours;
       last 12 mos. _________ hours; next 12 mos. _________ est. hours. (Complete Aviation Supplement for crop dusting; pilot instruction; or commercial, competitive, helicopter, military, stunt or test flying.)
    B. Engaged within the last year or any plan to engage in motor racing on land or water, underwater diving, skydiving, ballooning, hang gliding, parachuting or flying ultra-light aircraft? (If "Yes", complete
       Avocation Supplement.)   |_| Yes  |_| No
    C. Ever had an application for life or health insurance that was declined,
       required an extra premium or other modification?   |_| Yes  |_| No
       (If "Yes", state companies and provide full details.)
    D. Replaced or changed any existing insurance or annuity (or any plan to do
       so) assuming the insurance applied for will be issued?   |_| Yes  |_| No
       (If "Yes", state companies, plans and amounts.)

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ANSWER QUESTIONS 12-16 ONLY IF NON-MEDICAL
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12. A. Proposed Insured:   Hgt. ____Ft. ____In.; Wgt. ____lbs.
    B. Additional Insured: Hgt. ____Ft. ____In.; Wgt. ____lbs.
    C. Designated Insured: Hgt. ____Ft. ____In.; Wgt. ____lbs.
HAS ANY PERSON PROPOSED FOR INSURANCE:
13. A. Ever had or been treated for heart trouble, stroke, high blood pressure, chest pain, diabetes, tumor, cancer, respiratory or neurological
       disorder?   |_| Yes  |_| No
    B. In the last 5 years, consulted a physician, or been examined or treated at a hospital or other medical facility? |_| Yes |_| No (Include medical check-ups in the last 2 years. Do not include colds, minor injuries or normal pregnancy.)
14. In the last 12 months: A. Smoked cigarettes?   |_| Yes  |_| No
                           B. Used any other form of tobacco?   |_| Yes  |_| No
15. In the last 10 years:
    A. Used, except as legally prescribed by a physician, tranquilizers; barbiturates or other sedatives; marijuana, cocaine, hallucinogens or other mood-altering drugs; heroin, methadone or other narcotics; amphetamines or other stimulants; or any other illegal or controlled substances? |_| Yes |_| No
    B. Received counseling or treatment regarding the use of alcohol or drugs including attendance at meetings or membership in any self-help group or program such as Alcoholics Anonymous or Narcotics Anonymous?
       |_| Yes  |_| No
16. In the last 10 years, been:
    A. Diagnosed by a member of the medical profession as having Acquired Immune Deficiency Syndrome (AIDS) or AIDS-Related Complex (ARC)?
       |_| Yes  |_| No
    B. Treated by a member of the medical profession for AIDS or ARC?
       |_| Yes  |_| No

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17. DETAILS/SPECIAL INSTRUCTIONS/ADDITIONAL INFORMATION For each "Yes" answer give Question Number, name of person(s) affected, and full details. For 13-16 include conditions, dates, durations, treatment and results, and names and addresses of physicians and medical facilities.
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                                                   DETAILS
QUES. NO.     NAME OF PERSON     (Attach additional sheets if more space needed)
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________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

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EV4-200Y                                                                   3

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18. COMPLETE IF MONEY IS PAID OR AN APPROVED PAYMENT AUTHORIZATION IS SIGNED
BEFORE THE POLICY IS DELIVERED: Have the undersigned read and do they agree to the conditions of Equitable Variable's Temporary Insurance Agreement, including:
(i) the requirement that all of the conditions in that Agreement must be met before any temporary insurance takes effect, and (ii) the $500,000 insurance amount limitation? |_| Yes |_| No (If "No," or if any Person Proposed for Insurance has been diagnosed or treated for Acquired Immune Deficiency Syndrome
(AIDS) or AIDS-Related Complex (ARC) by a member of the medical profession within the last 10 years or had cancer, a stroke, or a heart attack within the last year, a premium may not be paid nor an approved payment authorization signed before the policy is delivered.)
|_| AMOUNT PAID: $_________. (Draw checks to the order of Equitable Variable.) |_| APPROVED PAYMENT AUTHORIZATION SIGNED.
19. SOCIAL SECURITY OR TAX I.D. NUMBER CERTIFICATION. I, the proposed policyowner, by my signature below, certify under penalties of perjury that (i) the number shown in question 3.c.(1) or 1.g. of this form is my correct taxpayer identification number, and (ii) I |_| am |_| am not subject to a backup withholding order issued by the Internal Revenue Service. I understand that failure to furnish the correct information may subject me to Federal backup withholding.
--------------------------------------------------------------------------------

AGREEMENT. Each signer of this application agrees that:
(1). The statements and answers in all parts of this application are true and complete to the best of my (our) knowledge and belief. Equitable Variable may rely on them in acting on this application.
(2). Equitable Variable's Temporary Insurance Agreement states the conditions that must be met before any insurance takes effect if money is paid or an approved payment authorization is signed, before the policy is delivered. Temporary Insurance is not provided for a policy or benefit applied for under the terms of a guaranteed insurability option or a conversion privilege.
(3). Except as stated in the Temporary Insurance Agreement, no insurance shall take effect on this application: (a) until a policy is delivered and the full initial premium for it is paid, or an approved payment authorization is signed, while the person(s) proposed for insurance is (are) living; (b) before any Register Date specified in this application; and (c) unless to the best of my (our) knowledge and belief the statements and answers in all parts of this application continue to be true and complete, without material change, as of the time such premium is paid or an approved payment authorization is signed
(4). No agent or medical examiner has authority to modify this Agreement or the Temporary Insurance Agreement nor to waive any of Equitable Variable's rights or requirements. Equitable Variable shall not be bound by any information unless it is stated in Application Part 1 or Part 2.
(5). POLICY VALUES INCREASE OR DECREASE DEPENDING ON CREDITED INTEREST FOR THE GUARANTEED INTEREST DIVISION AND/OR INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT DIVISIONS AND REFLECT CERTAIN DEDUCTIONS AND CHARGES. THE DEATH BENEFIT MAY BE FIXED OR VARIABLE UNDER SPECIFIED CONDITIONS, AS DESCRIBED IN THE POLICY.

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         VLI Notice: Available on request are illustrations of benefits, including death benefits, policy values and cash surrender values.
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                        ACKNOWLEDGMENT AND AUTHORIZATIONS
UNDERWRITING PRACTICES. I (We) have received a statement of the underwriting practices of Equitable Variable which describes how and why Equitable Variable obtains information on my insurability, to whom such information may be reported and how I may obtain it. The statement also contains the notice required by the Fair Credit Reporting Act.

AUTHORIZATIONS.
TO OBTAIN MEDICAL INFORMATION. I (we) authorize any physician, hospital, medical practitioner or other facility, insurance company, and the Medical Information Bureau to release to Equitable Variable and its legal representative any and all information they may have about any diagnosis, treatment and prognosis regarding my physical or mental condition.

TO OBTAIN NON-MEDICAL INFORMATION. I (we) authorize any employer, business associate, government unit, financial institution, Consumer Reporting Agency, and the Medical Information Bureau to release to Equitable Variable and its legal representative any information they may have about my occupation, avocations, finances, driving record, character and general reputation. I (we) authorize Equitable Variable to obtain investigative consumer reports, as appropriate.

TO USE AND DISCLOSE INFORMATION. I (we) understand that the information that I
(we) authorize Equitable Variable to obtain will be used by Equitable Variable to help determine my insurability or my eligibility for benefits under an existing policy. I (we) authorize Equitable Variable to release information about my insurability to its reinsurers, contractors and affiliates, my (our) Equitable Variable Agent, and to the Medical Information Bureau, all as described in the statement of Equitable Variable's underwriting practices or to other persons or businesses performing business or legal services in connection with my application or claim of eligibility for benefits, or as may be otherwise lawfully required, or as I (we) may further authorize. I (we) understand that I
(we) have the right to learn the contents of any report of information (generally, through my physician, in the case of medical information).

COPY OF AUTHORIZATIONS. I (we) have a right to ask for and receive a true copy of this Acknowledgment and Authorizations signed by me (us). I (we) agree that a reproduced copy will be as valid as the original.

DURATION. I (we) agree that these authorizations will be valid for 12 months from the date shown below.

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         Laws in your state may make it a crime to fill out an insurance or annuity application with information you know is false
                         or to leave out material facts.
--------------------------------------------------------------------------------

Dated at City __________________________________________________________________

State __________________________________________________________________________

on _____________________________________________________________________ 19 ____

X_______________________________________________________________________________
Signature of Proposed Insured or Applicant if Proposed Insured is a Child, Issue Age 0-14.

X_______________________________________________________________________________
Signature of Proposed Additional Insured, if any.

X_______________________________________________________________________________
Signature of Applicant if not Proposed Insured or Owner.

X_______________________________________________________________________________
Signature of Owner if not Proposed Insured or Applicant. (If a corporation, show firm's name and signature of authorized officer.)

________________________________________________________________________________
Signature of Agent (Registered Representative)

EV4-200Y                                                                   4

                                 AGENT'S REPORT
                          (Please print in black ink.)
              SUBMIT CURRENT VERSION OF FORM 180-300, IF REQUIRED.
1. PURCHASER/PREMIUM PAYER A. Check one or more:  |_| Insured  |_| Owner
|_| Relative of Insured  |_| Applicant (for child)  |_| Business  |_| Trust
|_| Business Assoc.  |_| Split Dollar/Bus  |_| (Other) ________________________.
B. If the Purchaser is not the Insured, Owner, Applicant or a Trust, give Purchaser's Annual Income $_____________________________________.
C. If the Purchaser is a Corporation or Partnership, state names of officers or partners and amounts on their lives owned by the Purchaser.
(1) Name: __________________________________ Amount of Insurance $______________
(2) Name: __________________________________ Amount of Insurance $______________
(3) Name: __________________________________ Amount of Insurance $______________
(4) Name: __________________________________ Amount of Insurance $______________

--------------------------------------------------------------------------------
2. GENERAL A. (1) How long have you known the Prop. Insured? __________________.
              (2) Your relationship to the Prop. Insured, if any: _____________.
           B. If Prop. Insured is a Child (Issue ages 0-14), when did you last see Child? ______________________________________________________.
3. PROPOSED INSURED'S (If Proposed Insured is a Child, Issue Age 0-14, complete as to Applicant)
   A. Bank Name, Branch Location and Account No. (If required).
      __________________________________________________________________________
   B. Driver's License Number and State (If required):
      D.L.#______________________________________ State _______________________.
4. COMPLIANCE INFORMATION THESE QUESTIONS MUST BE COMPLETED WITH RESPECT TO THE OWNER. (Check Personal or Business Insurance and complete that Section only.)

A. |_| PERSONAL INSURANCE
   (1) Is the owner a member or an associated person of a member of the National
       Association of Securities Dealers, Inc. (NASD)?   |_| Yes  |_| No
   (2) NO. OF WAGE EARNERS IN HOUSEHOLD  |_| 0  |_| 1  |_| 2  |_| 3+
   (3) INCOME (BEFORE TAXES) a. Individual $_____________
                             b. Household  $_____________
   (4) NET WORTH (CHECK ONE)  |_| less than $50,000 |_| $50,-99,999
       |_| $100,-199,999  |_| $200,-299,999  |_| $300,-499,999  |_| $500,000 +
   (5) NO. OF DEPENDENTS: ______ Children   ______ Other
   (6) PURPOSE:  |_| Estate Planning  |_| Family Protection  |_| Charitable
       |_| Children's Educ.  |_| Retirement Income  |_| Savings/Investment
       |_| Parent Care Fund  |_| Disability Income  |_| Medical Expenses
       |_| Mortgage Protection  |_| Pension Maximization
       |_| (Other) _____________________________________________________________
   (7) OCCUPATION |_| Professional/Technical |_| Doctor (MD, DD, DC, DPM, MD, Psychiatrist, Prac Psychologist) |_| Dentist |_| Lawyer |_| Accountant |_| Engineer |_| Architect |_| Teacher (Elem-HS) |_| Teacher (College) |_| Health Care Worker |_| Top Mgmt |_| Mid Mgmt |_| Bus. Owner/Partner |_| Other _______________________________________________________________

--------------------------------------------------------------------------------
B. |_| BUSINESS INSURANCE
--------------------------------------------------------------------------------
   (1) Is the owner a member or an associated person of a member of the National
       Association of Securities Dealers, Inc. (NASD)?   |_| Yes  |_| No
   (2) Persons authorized to transact business on behalf of Owner:
       Name: ________________________________  Title: __________________________
       Name: ________________________________  Title: __________________________
       Name: ________________________________  Title: __________________________
   (3) Total Assets (as of last fiscal quarter): $______________________________
   (4) If the answer to Question (3) is less than $50 million, please answer
       (4)(a) and (4)(b).
       (A) Net income (last fiscal quarter):  |_| less than $500,000
           |_| $501,000-2 million  |_| $2 million-5 million
           |_| $5 million-10 million  |_| $10 million+
       (B) Net Worth (last fiscal quarter):  |_| less than 0  |_| $0-500,000
           |_| $501,000-2 million  |_| $2 million-5 million
           |_| $5 million-10 million  |_| $10 million+
   (5) Purpose  |_| Key Person  |_| Buy out Funding  |_| Deferred Comp.
       |_| Salary Continuation  |_| Executive Bonus  |_| Overhead Expense
       |_| Qualified Retirement Plan  |_| Investment Savings  |_| 401K Plan
       |_| 125 Cafeteria Plan  |_| Group Life Carve Out
       |_| (Other) _____________________________________________________________
   (6) TYPE OF BUSINESS |_| Manufacturing |_| Wholesale |_| Transportation
       |_| Agriculture |_| Construction |_| Service |_| Professional Service
       |_| Mining |_| Retail |_| Financial, Real Estate |_| Insurance
       |_| (Other) _____________________________________________________________
   (7) NO. OF EMPLOYEES  |_| one  |_| 2-9  |_| 10-24  |_| 25-49  |_| 50-99
       |_| 100-499  |_| 500+

--------------------------------------------------------------------------------
5. MARKETING INFORMATION
   A. MARITAL STATUS (for marketing research purposes only)  |_| Married
      |_| Single  |_| Separated  |_| Divorced  |_| Widowed
   B. SOURCE Check one: |_| Client (Incl. Family) |_| Orphan |_| Cold Canvass |_| Trade Shows |_| Direct Mail/Advertising |_| Referred Lead
      |_| Personal Contact |_| Friend/Neighbor |_| Access Account |_| Seminar |_| Telemarketing |_| Stockholder |_| (Other) __________________________
6. |_| CHECK if application is being submitted under INTERNATIONAL UNDERWRITING Program Country ___________________________________________________________
7. REMARKS/OTHER PERTINENT INFORMATION:  |_| Application Taken by Mail
   |_| Concurrent Application:   |_| Major Medical  |_| DI  |_| Annuity
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
8. PRODUCTION CREDITS   |_| Campaign

                                                                      ASU to
                                 Last         Agent                   check
Agent(s) Name(s)                 Init.        Number              %     4      5
--------------------------------------------------------------------------------
Service Agent                                   |  |  |  |  |

--------------------------------------------------------------------------------
                                                |  |  |  |  |

--------------------------------------------------------------------------------
                                                |  |  |  |  |

--------------------------------------------------------------------------------
                                                |  |  |  |  |

--------------------------------------------------------------------------------

                                      Estimated PC's $__________________________

--------------------------------------------------------------------------------
 9. Will any existing insurance or annuity be replaced or changed (or has it been) assuming the insurance applied for will be issued? |_| No |_| Yes

10. I certify that I have asked and recorded completely and accurately the answers to all questions on the application Part 1, and I know of nothing affecting the risk that has not been recorded herein.

11. |_| I HAVE witnessed the signatures required on Part 1.
    |_| I HAVE NOT witnessed the signatures required on Part 1.
    (Explain in Remarks)

    Registered
    Representative's
    Signature _____________________________________________ Date _______________

--------------------------------------------------------------------------------

OFFICE USE
--------------------------------------------------------------------------------
ASU/NBD Rec'd           Med Date         Policy Number

--------------------------------------------------------------------------------

AG-6 (7/93)

                           DO NOT WRITE IN THIS SPACE

               AGENT: PLEASE TEAR OFF AND GIVE TO PROPOSED INSURED

--------------------------------------------------------------------------------
      YOUR INSURANCE APPLICATION & HOW IT IS HANDLED AT EQUITABLE VARIABLE
--------------------------------------------------------------------------------

UNDERWRITING PRACTICES
UNDERWRITING. Our evaluation of your application begins with the medical history you furnish. Since we rely on the accuracy and completeness of your answers, we may verify them both before and after a policy is issued.

SOURCES OF INFORMATION. We may request additional information from physicians, hospitals, other medical professionals or health care institutions, the Medical Information Bureau, other insurers to which you have applied, your employer, business associates, financial institutions, governmental units, consumer reporting agencies or the Equitable Variable Agents.

Your signature on the Acknowledgment and Authorization Form permits us to make these inquiries. They may be made by personal interview, by telephone or in writing. We do not ask other insurers for their underwriting decision on your application. You have the right to know (usually through a physician you name) what information we have concerning you, and it is incorrect, to have it corrected. If you want more information about this, contact your Equitable Variable Agent. If we request information about you from an insurance support organization, they may also furnish this information to others authorized by you. In this connection, the federal and various state Fair Credit Reporting Acts require that you be given this notice:

  To help establish eligibility for insurance, an investigative consumer report (including information on finances, character and general reputation) may be requested. It would be based on interviews with your employer, business associates, financial institutions, governmental units, and references you name. You may also ask to be interviewed yourself.

  You may write to us for more complete details on consumer reports. You also have the right to know whether a consumer report was made, the name and address of the agency which made it, and to obtain a copy of the report from them.

REPORT OF ADVERSE DECISION. If an adverse underwriting decision is made on your application, you will be notified and given the reason for this as well as instructions for obtaining further details. If you believe this decision was based on erroneous information, you should contact your Equitable Variable Agent.
                                                             (continued on back)
--------------------------------------------------------------------------------
             PLEASE READ THIS INFORMATION -- IT IS FOR YOUR BENEFIT

--------------------------------------------------------------------------------
                          TEMPORARY INSURANCE AGREEMENT
                   Equitable Variable Life Insurance Company,
                    787 Seventh Avenue, New York, N.Y. 10019

(In this Agreement, "we," "our" and "us" mean Equitable Variable Life Insurance Company.)

We will pay an insurance benefit to the beneficiary named in the application if a Person Proposed for Insurance dies while this Agreement is in effect. For joint survivorship life policies, the insurance benefit is payable upon the death of the second of the Proposed Insured Persons to die, unless a rider is applied for which provides an insurance benefit to be paid upon the death of either Proposed Insured Person. Any coverage provided under this Agreement is temporary and is subject to the Conditions to Coverage stated below. The Temporary Insurance will be in the amount applied for (subject to the Amount Limitation below) and in accordance with the terms of the policy we would issue.

Conditions to Coverage: All of the following conditions must be met before any Temporary Insurance takes effect:

(1) A completed and properly signed application Part 1 and, if required by our published underwriting rules, Part 2 must be given to us; and

(2) The amount paid in consideration for this agreement must be (a) for a modified premium policy, the full first scheduled premium for any mode except for monthly on System-Matic where at least a two month premium is required; (b) for a flexible premium policy, enough to provide at least three months' coverage for the death benefit and for any benefits provided by riders; or (c) a properly signed approved payment authorization must be submitted; and

(3) To the best of the knowledge and belief of those signing the application, the statements and answers in all parts of the application were true and complete when made and continue to be true and complete, without material change, when the premium is paid or the approved payment authorization signed; and

(4) No Person Proposed for Insurance has been diagnosed or treated for Acquired Immune Deficiency Syndrome (AIDS) or AIDS-Related Complex (ARC) by a member of the medical profession within the last 10 years or had cancer, a stroke, or a heart attack within the last year.

When Temporary Insurance Begins: If all of these conditions are met, then Temporary Insurance shall take effect on the life of a Person Proposed for Insurance on the later of: (a) the date money is paid or the approved payment authorization is signed: or (b) if an application Part 2 is initially required as to that person by our published underwriting rules, the date that Part 2 is completed.

If a Person Proposed for Insurance dies as a result of accidental bodily injury, directly and independently of all other causes, before a required application
Part 2 for that person is completed, then the Temporary Insurance will be in effect unless it terminated earlier.

Amount Limitation: The amount of insurance (apart from any Accidental Death Benefits) in effect on the life of any Person Proposed for Insurance under all Temporary Insurance Agreements issued by us, our parent, The Equitable Life Assurance Society of the United States, or its other subsidiaries or affiliates, shall not exceed $500,000 in total.

When Temporary Insurance Ends: Insurance under this Agreement will end upon the earliest of the following:

(1) When we issue a policy as applied for and the full initial premium for it is paid; or

(2) Thirty days after we issue a policy other than as applied for or, if sooner, when that policy is either accepted or refused; or

(3) Five days after we mail a notice declining the application and enclosing a refund of any premium paid; or

(4) The 75th day after the date of Part 1 of the application.

Coverage Not Provided: No coverage is provided under this Agreement for a policy or benefit applied for under the terms of a guaranteed insurability option or a conversion privilege.

EV4-200Y

--------------------------------------------------------------------------------
RELEASE OF INFORMATION. The information we obtain concerning you is treated as confidential and will only be released as follows:
1) To the Equitable Variable employees whose jobs require access to it.
2) To your personal physician, if you request this in writing and furnish the doctor's full name and address.
3) To another insurer if you apply for life or health coverage or submit a claim, provided you authorize them to obtain this information.
4) To our reinsurers, contractors or affiliates if necessary to process your application.
5) To the Medical Information Bureau, if we consider it significant for underwriting.
6) To your Equitable Variable Agent, to the extent needed to service your application and policy.

WHERE TO WRITE TO US. Your Equitable Variable Agent will be pleased to give you the address of our office to which you can write concerning any of the matters discussed above.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
MEDICAL INFORMATION BUREAU (MIB)

The MIB is a non-profit organization of life insurance companies. Its members exchange information in order to protect the majority of applicants from the few who might not disclose significant facts in applying for coverage. Member companies report to it information of underwriting significance as authorized by applicants and policyholders. This information is, in turn, available only to other member companies when appropriately authorized to secure it.

While the MIB may help us identify areas about which we need additional information for our underwriting evaluation, we do not use MIB reports as the basis for our underwriting decisions.

Upon request, the MIB will arrange for disclosure to you of any information it may have concerning you. If you question the accuracy of this information, you may request a correction according to the federal Fair Credit Reporting Act. You may contact MIB at Post Office Box 105, Essex Station, Boston, MA 02112.
Telephone: (617) 426-3660.
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
IMPORTANT: No Temporary Insurance shall take effect except as stated in the
           Temporary Insurance Agreement on the back of this receipt.

EV4-200Y
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
RECEIPT NO. A217511

Received from __________________________________________________________________
|_| a signed approved payment authorization, or |_| $________________________________ for proposed insurance on the life of each
Person Proposed for Insurance in accordance with an application to Equitable Variable Life Insurance Company (Equitable Variable).

Dated at __________________________________________________ on _________ 19 ____

Agent __________________________________________________________________________

Checks must be drawn to the order of Equitable Variable and are received subject to collection.

                                     RECEIPT
--------------------------------------------------------------------------------



                        THIS RECEIPT MUST NOT BE DETACHED
                UNLESS THE APPLICATION IS SIGNED AND EITHER MONEY
                  IS COLLECTED OR AN APPROVED PAYMENT DEDUCTION
                            AUTHORIZATION IS SIGNED.